UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2008 (July 11, 2008)

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Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-52567	82-049-7368
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Annand Dr., Suite #16, Wilmington, Delaware  19808

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (302) 998-8824

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2008, Lightwave Logic, Inc.’s (the “Company”) Board of Directors increased the number of Board members from four to six and on July 21, 2008 Dr. Ross Fasick accepted his appointment to fill one of the vacancies on the Board of Directors of the Company. Dr. Fasick’s term will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Dr. Fasick and any other persons pursuant to which he was elected to serve on the Board. The Board of Directors has no specific Committees of the Board of Directors at this time.  In exchange for serving on the Company’s Board of Directors, pursuant to a written agreement, Dr. Fasick received an option to purchase up to one hundred thousand (100,000) thousand shares of restricted common stock of the Company at the strike price of $1.75 per share.

Item 7.01

Regulation FD Disclosure.

On July 22, 2008, the Company issued a press release reporting that Dr. Ross Fasick was appointed to the Board of Directors for the Company. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Director Agreement - Ross Fasick

99.1

Press release dated July 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/Harold R. Bennett
Harold R. Bennett, CEO

Date:  July 22, 2008